EXECUTION COPY
LETTER AMENDMENT NO. 2
Dated as of June 27, 2018
To the banks, financial institutions
and other institutional lenders
(collectively, the “Lenders”) party
to the Credit Agreement referred to
below and to Citibank, N.A., as agent
(the “Agent”) for the Lenders
Ladies and Gentlemen:
We refer to the Amended and Restated Credit Agreement dated as of May 29, 2015 (as amended by Letter Amendment No. 1 dated as of April 26, 2017, the “Credit Agreement”) among the undersigned, the Lenders party thereto and the Agent. Capitalized terms not otherwise defined in this Letter Amendment have the same meanings as specified in the Credit Agreement.
It is hereby agreed by you and us as follows:
The Credit Agreement is, effective as of the date of this Letter Amendment, hereby amended as follows:
(a)Section 5.03(b) is amended and restated in full to read as follows:
Interest Coverage Ratio. Maintain, as at the end of each fiscal quarter of the Borrower, a ratio of (i) Consolidated Cash Flow to (ii) Consolidated Interest Expense, in each case, for the most recently completed four consecutive fiscal quarters of the Borrower ending on or prior to such date, of at least the ratio set opposite each period set forth below:

Period	Ratio
Fiscal quarters ended October 31, 2018 or earlier	Not applicable
Fiscal quarter ended January 31, 2019	2.50:1.0
Fiscal quarter ended April 30, 2019 and thereafter	3.00:1.0

(b)    Section 5.03(c) is amended and restated in full to read as follows:
Fixed Charge Coverage Ratio. Maintain, at all times from and after April 30, 2017 until and including October 31, 2018, a ratio of (i) the sum of 100% of Domestic Cash plus 65% of Foreign Cash to (ii) the sum of, without duplication (A) Consolidated Interest Expense, (B) Federal, state, local and foreign income taxes payable by the Borrower and its Subsidiaries, (C) expenditures in respect of the purchase or other acquisition of any fixed or capital asset (excluding normal replacements and maintenance which are properly charged to current operations), (D) the principal amount of Consolidated Covenant Debt of the Borrower and its Subsidiaries having a maturity within one year of the date of determination and (E) the principal amount of the current portion of long-term Consolidated Covenant Debt of the Borrower and its Subsidiaries, in each case for (A), (B) and (C) of this clause (ii), for the most recently completed four consecutive fiscal quarters of the Borrower ending on or prior to such date, of greater than 1.00:1.0.
The Borrower represents and warrants that (i) the representations and warranties set forth in Section 4.01 of the Credit Agreement (except the representations and warranties set forth in subsection (e)(ii) thereof and in subsection (f)(i) thereof) are correct on and as of the date hereof, as though made on and as of the date hereof (except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct on and as of such earlier date), and (ii) no Event of Default or Default has occurred and is continuing.
This Letter Amendment shall become effective as of the date first above written when, and only when, the Agent shall have received counterparts of this Letter Amendment executed by the Borrower, the Agent and the Required Lenders. This Letter Amendment is subject to the provisions of Section 8.01 of the Credit Agreement.
On and after the effectiveness of this Letter Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the Notes to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Letter Amendment.
The Credit Agreement and the Notes, as specifically amended by this Letter Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. The execution, delivery and effectiveness of this Letter Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement.
If you agree to the terms and provisions hereof, please evidence such agreement by executing and returning at least two counterparts of this Letter Amendment to Susan L. Hobart, Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York 10022.
This Letter Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Letter Amendment by telecopier or electronic communications shall be effective as delivery of a manually executed counterpart of this Letter Amendment.

[Signature pages follow]

This Letter Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.
Very truly yours,
AUTODESK, INC.
By    /s/ Kirsten Nordlof
    Name: Kirsten Nordlof
    Title: Vice President, Treasurer
Agreed as of the date first above written:
CITIBANK, N.A.,
    as Agent and as Lender
By    /s/ Susan M. Olsen
    Name: Susan M. Olsen
    Title: Vice President
U.S. BANK NATIONAL ASSOCIATION
By    /s/ Matt S. Scullin
    Name: Matt S. Scullin
    Title:Vice President
BANK OF AMERICA, N.A.
By    /s/ Arti Dighe
    Name: Arti Dighe
    Title: Vice President
JPMORGAN CHASE BANK, N.A.
By    /s/ Caitlin Stewart
    Name: Caitlin Stewart
    Title: Executive Director
WELLS FARGO BANK, NATIONAL ASSOCIATION
By    /s/ Jason Auguste
    Name: Jason Auguste
    Title: Vice President

MORGAN STANLEY BANK, N.A.
By    /s/ Gayathri Srinivasan
    Name: Gayathri Srinivasan
    Title: Authorized Signatory

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.
By    /s/ Matthew Antioco
    Name: Matthew Antioco
Title: Director